UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 11, 2010

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices)  (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Wal-Mart Stores, Inc. (“Walmart”) is executing several business restructurings to leverage operating expenses consistent with its priorities of growth, leverage and returns. These include the closure of 10 Sam’s Clubs announced on January 11, 2010, the elimination of Sam’s Club new business membership representatives announced on January 24, 2010, the new operations structure for Walmart U.S. announced today, and the integration of the Puerto Rican operations into Walmart U.S. and Sam’s Club, respectively, also announced today.

The net impact from the charges for these business restructurings on fourth quarter earnings for fiscal year 2010 is estimated to be approximately $0.04 per share. Walmart will announce fourth quarter earnings before the market opens on February 18, 2010.

Walmart considers the statement above as to the estimated net impact of the business restructurings discussed above on fourth quarter earnings for its fiscal year 2010 to be a “forward-looking statement” within the meaning of the Private Securities Litigation Reform Act of 1995, that is intended to enjoy the protection of the safe harbor for forward-looking statements provided by that Act. This forward-looking statement is subject to certain risks, uncertainties and other factors, including the expense anticipated to be incurred as a result of one or more of such business restructurings not being incurred or being less than anticipated, the incurrence of unanticipated expenses in connection with one or more of such business restructurings, any immediate benefits of such business restructurings being other than anticipated and other risks associated with such business restructurings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2010

WAL-MART STORES, INC.

By:	/S/ CHARLES M. HOLLEY, JR.
Name:	Charles M. Holley, Jr.
Title:	Executive Vice President, Finance and Treasurer